UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

PROCESSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39531	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland, 27106
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (443) 776-3133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PCSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2021, the Company held its Annual Meeting of Shareholders. The Shareholders voted on five proposals and cast their votes as follows:

1.	All five directors were elected to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified based on the following votes:

	Shares
Name	For	Against	Abstain	Broker Non-Votes
Dr. David Young	11,014,321	7,905	-	1,975,184
Dr. Khalid Islam	10,950,970	71,256	-	1,975,184
Geraldine Pannu	11,011,123	11,103	-	1,975,184
Virgil Thompson	10,899,514	122,712	-	1,975,184
Justin Yorke	10,854,402	167,824	-	1,975,184

2.	Results of the advisory vote relating to compensation of our named executive officers were as follows:

Shares
For	Against	Abstain	Broker Non-Votes
11,011,750	7,831	2,645	1,975,184

3.	Results of the advisory vote on the frequency of future advisory votes on executive compensation are below. In accordance with voting results, the Company will conduct an advisory vote on executive compensation every year.

Shares
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
10,186,391	673,622	70,032	92,181	1,975,184

4.	The amendment and restatement of the Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan to increase the number of shares available for issuance under the Plan by 2,500,000 was approved based on the following votes:

Shares
For	Against	Abstain	Broker Non-Votes
10,509,052	9,979	503,195	1,975,184

5.	The appointment of BD & Company Inc. as the independent registered public accounting firm 2021 was ratified based on the following votes.

Shares
For	Against	Abstain	Broker Non-Votes
12,467,390	259,759	270,261	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCESSA PHARMACEUTICALS, INC.

Date: June 10, 2021	By:	/s/ David Young
David Young
Chief Executive Officer